Exhibit 99.1

For Immediate Release

TradeStation Group Reports Second Quarter 2008 Financial Results

DARTs Up 28% and Brokerage Commissions and Fees Up 24% Year over Year

Plantation FL, July 24, 2008 – TradeStation Group, Inc. (NASDAQ GS: TRAD) today reported, for the 2008 second quarter, net revenues of $36.6 million, which includes brokerage commissions and fees, the major component of net revenues, of $28.2 million. The company’s brokerage commissions and fees increased 24% year over year as result of net account growth and higher trading volume by the brokerage firm’s client accounts. The company also reported quarterly daily average revenue trades (DARTs) of 91,121 for the 2008 second quarter, a 28% increase over the 2007 second quarter.

For the 2008 second quarter, TradeStation Group’s net income of $6.1 million and earnings per share (diluted) of 14 cents compared to net income of $8.1 million and earnings per share (diluted) of 18 cents for the 2007 second quarter. Lower net interest income in the 2008 second quarter ($4.7 million lower than net interest income generated in the 2007 second quarter) as a result of the significant year-over-year decrease in the federal funds target rate of interest was the major driver of the variance. Net income and earnings per share (diluted) for the 2008 second quarter include a one-time pre-tax expense of $1.2 million (an after-tax expense of $0.8 million, or 2 cents per share) relating to accelerated vesting of certain officer and director stock options that occurred as a result of the collective beneficial ownership of the company by the company’s co-founders falling below 25%. Had that event and expense adjustment not occurred, 2008 second quarter net income would have been $6.9 million and earnings per share (diluted) would have been 16 cents. The company also recorded in the 2008 second quarter a $625,000 recovery of legal expenses from an insurance carrier as part of a final settlement of coverage relating to certain lawsuits in which the company had prevailed or had settled.

“We are very pleased to have generated a robust year-over-year increase in brokerage commissions and fees,” said David Fleischman, TradeStation Group’s Chief Financial Officer. “We have been able to grow the size and quality of our client account base to increase our brokerage commissions and fees revenue by an impressive 24% compared to the same period last year.”

TradeStation Reports Record DARTs and Total Accounts

For the 2008 second quarter, TradeStation experienced the following year-over-year daily trading growth results with respect to equities, futures and forex accounts:

	Q2 08	Q2 07	% Increase

Daily Average Revenue Trades	91,121	71,117	28%

The company also published today, in a separate announcement, its DARTs, Total Client Assets, Average Equities Client Credit Balances and Average Equities Client Margin Balances for the month of June 2008.

TradeStation had 40,769 brokerage accounts at June 30, 2008, a 20% increase from the company’s 34,088 brokerage accounts as of June 30, 2007.

TradeStation’s Average Client Trades 577 Times per Year and Has an Average Account Balance of $71,000 for Equities and $20,000 for Futures

TradeStation’s brokerage client account metrics are among the very best in the industry. TradeStation brokerage clients generated the following client account metrics in the 2008 second quarter:

Client Trading Activity
Annualized average revenue per account	$3,435
Annualized trades per account	577

Client Account Assets
Average assets per account (Equities)	$71,000
Average assets per account (Futures)	$20,000

Company Purchases 383,660 Shares under Stock Buy Back Plan

In the 2008 second quarter, the company purchased 383,660 shares of its common stock pursuant to its stock buy back plan for a total purchase price of $3.7 million. Since buying under the plan began November 13, 2006, through June 30, 2008 the company has purchased 2,112,750 shares for a total purchase price of $24.5 million.

Under the stock buy back plan, the company is authorized, over a 4-year period, to purchase up to $60 million of its common stock using available and unrestricted cash in the open market or through privately-negotiated transactions pursuant to one or more Rule 10b5-1 plans or programs. Pursuant to the plan, $1,250,000 of company cash per month during each month of the 4-year period (i.e., $15 million per 12-month period and $60 million for the 4-year period) has been authorized to be used to purchase company shares at prevailing prices, subject to compliance with applicable securities laws, rules and regulations, including Rules 10b5-1 and 10b-18. The buy back plan does not obligate the company to acquire any specific number of shares in any period, and may be modified, suspended, extended or discontinued at any time without prior notice.

Company Provides Third Quarter 2008 Business Outlook

TradeStation today also published its Third Quarter 2008 Business Outlook.

“We continue to expect nice year-over-year growth in our brokerage commissions and fees in 2008,” said Fleischman. “This is not expected, however, to offset the decrease in our interest income, which flows directly to our income before income taxes.”

The company’s third quarter 2008 Business Outlook estimated ranges are as follows:

THIRD QUARTER 2008 BUSINESS OUTLOOK

(In Millions, Except Per Share Data)

_Third Quarter 2008_
REVENUES	$37.0 to $42.0
EARNINGS PER SHARE (Diluted)	$0.15 to $0.19

The company’s 2008 third quarter estimated ranges are based on numerous assumptions, including: basing the midpoints of the ranges, in part, on average daily revenue per account for each asset class (equities, futures, forex) over the 6-month period ended June 30, 2008 (the period used and the formula and criteria applied often vary with each Business Outlook based upon management’s judgment each period concerning the best assumptions to use); no further changes (up or down) in the federal funds target rate of interest for the remainder of 2008; anticipated growth, attrition and trading activity of active trader equities, futures and forex accounts, and the proportions in trading activity among those asset classes (each of which have different profit margin structures); the timing of expenses relating to company growth initiatives as compared to the timing of anticipated benefits from those initiatives; and numerous other assumptions concerning the company’s business and industry, market conditions, and various decisions, acts or failures to act both within and outside of the company’s control. All assumptions, expectations and beliefs relating to the Business Outlook are forward-looking in nature and actual results may differ materially from those estimated, including, but not limited to, as a result of, or as indicated by, the issues, uncertainties and risk factors set forth and referenced above and below. In particular, to the extent market volatility moves to significantly higher or lower levels, net account growth increases, slows or decreases, the federal funds target rate of interest is higher or lower than what has been assumed, and/or severe market conditions, such as a significant market recession, occur, the results estimated in the Business Outlook will likely be materially different than actual results.

Conference Call/Webcast

At 11:00, a.m., Eastern Time, today, members of TradeStation Group senior management will conduct an analyst conference call to discuss the company’s 2008 second quarter results and its third quarter 2008 Business Outlook. All company shareholders and the public are invited to listen. The telephone conference will be broadcast live via the Internet at www.TradeStation.com. The live webcast will be accompanied by slides of graphs and charts. A rebroadcast of the call will be accessible for approximately 90 days.

About TradeStation Group, Inc.

TradeStation Group, Inc. (NASDAQ GS: TRAD), through its principal operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to the active trader and certain institutional trader markets. TradeStation is an electronic trading platform that offers state-of-the-art electronic order execution and enables clients to design, test, optimize, monitor and automate their own custom Equities, Options, Futures and Forex trading strategies.

TradeStation Securities, Inc. (Member NYSE, FINRA, SIPC, NSCC, DTC, OCC & NFA) is a licensed securities broker-dealer and a registered futures commission merchant, and also a member of the American Stock Exchange, Boston Options Exchange, Chicago Board Options Exchange, Chicago Stock Exchange, International Securities Exchange, NASDAQ OMX, NYSE-Euronext, and Philadelphia Stock Exchange. The company’s technology subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services.  Its London-based subsidiary, TradeStation Europe Limited, an FSA-authorized brokerage firm, introduces UK and other European accounts to TradeStation Securities.

Forward-Looking Statements – Issues, Uncertainties and Risk Factors

This press release, including the third quarter 2008 Business Outlook estimated ranges contained in this press release, and today’s earnings conference call, contain statements and estimates that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release, or the conference call, the words “anticipate(s),” “anticipated,” “anticipation,” “assume(s),” “assumption(s),” “become(s),” “belief(s),” “believe(s),” “believed,” “could,” “designed,” “estimate,” “estimates,” “estimated,” “expect(s),” “expected,” “expectation(s),” “going forward,” “future,” “hopeful,” “hopefully,” “hope(s),” “intend(s),” “intended,” “look forward,” “may,” “might,” “opportunity,” “opportunities,” “outlook(s),” “pending,” “plan(s),” “planned,” “potential,” “scheduled,” “shall,” “should,” “think(s),” “to be,” “upcoming,” “well-positioned,” “will,” “wish,” “would,” and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results herein suggested or suggested in the conference call. Factors that may cause or contribute to the various potential differences include, but are not limited to, the following:

•	changes in the condition of the securities and futures markets, including, but not limited to, changes in the combined average volume of the major U.S. equities and futures exchanges and in market volatility, which tend to significantly affect customer trading volume at TradeStation (for example, sharply increased market volatility in the 2008 first quarter helped generate a significant increase in client trading volume in that quarter, but then client trading volume decreased in the 2008 second quarter when market volatility decreased);

•	changes in the federal funds target rate of interest that are inconsistent with, or different from, the company’s assumption that there will be no further increases or decreases in 2008 (the federal funds target rate of interest determines the amount of interest income received on customer account balances and affects the rates charged for account borrowings);

•	the company’s ability (or lack thereof), based upon market conditions, the level of success of its marketing and product development and enhancement efforts, product and service quality and reliability, competition (including both price and quality-of-offering competition, which are intense) and other factors, to achieve significant, or any, net increases in DARTs, brokerage accounts and brokerage revenues sequentially or year over year (for example, TradeStation’s DARTs decreased sequentially from first to second quarter in 2008, and this and other items may decrease sequentially or year over year in subsequent periods);

•	with respect to net new customer accounts, the company’s ability (or lack thereof) to maintain or increase the rate of quarterly gross account additions and to control the rate of quarterly account attrition (attrition rose significantly in the 2007 third quarter, and then declined in the 2007 fourth quarter and 2008 first quarter, but attrition is expected to increase significantly, and net new customer account growth may not be as high, in the 2008 third quarter and, possibly, the 2008 fourth quarter);

•	technical difficulties, outages, errors or failures in the company’s electronic and software products, services and systems relating to market data, order execution and trade processing and reporting, and other software or system errors and failures, some of which have occurred as recently as July 2008, January 2008 and December 2007 (also, the company does not maintain a seamless, redundant back-up system to its order execution systems, which could materially intensify the negative consequences of any such difficulties, outages, errors or failures);

•	with respect to the July 2008 technical difficulties, outages, errors and failures (referred to in the previous item), which the company experienced with respect to its market data services (and which affected customer orders relating to them), the failure or inability of the company to address the underlying issues or causes relating to such problems, to adequately correct them and ensure they do not repeat (particularly as the volume of market data received from the exchanges requires increased, improved or different hardware and/or software capacity, technology or company domain know-how), or otherwise to ensure the market data stability, speed and accuracy of the trading platform’s market data services, as such failure or inability on the part of the company could materially negatively affect the company’s reputation in the online trader market, causing increased attrition and a decrease in new accounts, and decreased net revenues and net income;

•	unanticipated infrastructure, capital or other large expenses, and unforeseen or unexpected liabilities and claims, the company may face as it seeks to grow its U.S. active trader market share in equities, futures and forex business, and its institutional and non-U.S. trader market businesses, including potential acquisition, joint venture or business combination risks, costs and expenses (such as professional fees and, in the case of an acquisition, amortization expense) incurred in the event the company acquires, joint ventures or combines with other businesses;

•	the company’s estimated earnings per share (diluted) being based on assumptions of a certain number of outstanding shares and an average stock price for particular time periods that turn out to be inaccurate (if the number of outstanding shares and/or the average stock price is actually higher than what has been assumed, there will be more dilution and the actual earnings per share would be lower, and, if both of those are lower, there will be less dilution and higher earnings per share), based on new or modified company share buyback plans (which the company considers from time to time and which could be implemented later in 2008) or based on other events or factors;

•	unauthorized intrusion and/or other criminal or fraudulent activity in customer accounts by persons who unlawfully or improperly access or use customer accounts (through deceit or otherwise) and then place orders or other transactions in, or deposit misappropriated funds in, or improperly withdraw funds from, those accounts;

•	the level of success of the company’s forex trading offering, and whether customer forex trading will become a material part of the company’s business and revenues;

•	the effect of changes in product mix (how much of customer trading volume is stocks versus equity options versus futures versus forex, etc.), which can affect our revenues, net income and margins, even if overall volume remains the same;

•	with respect to the company’s recent offer to customers of a flat-ticket commission plan, whether the segment of the active trader market that engages in higher volume individual trades sees value in this commission offering, will open more accounts, or trade more frequently;

•	the frequency and size of, and ability to collect, unsecured client account debits as a result of volatile market movements in concentrated positions held in client accounts or as a result of other high-risk positions or circumstances;

•	rule-based trading not growing in appeal to the extent the company believes it will;

•	the effect of unanticipated increased infrastructure costs that may be incurred as the company seeks to increase its product development headcount and resources (which the company continues to try to do as quickly as possible in 2008) and grows its brokerage firm operations, adds accounts and introduces and expands existing and new product and service offerings, or acquires other businesses;

•	pending FINRA matters concerning odd-lot and partial-round-lot trading, each of which could result in fines, sanctions and/or other negative consequences;

•	the amount of unexpected legal, consultation and professional fees (including fees related to pending and future regulatory matters, lawsuits or other proceedings against the company, or potential acquisitions, business combinations or strategic relationships);

•	the general variability and unpredictability of operating results forecast on a quarterly or annual basis; and

•	other items, events and unpredictable costs or revenue impact items or events that may occur, and other issues, risks and uncertainties indicated from time to time in the company’s filings with the Securities and Exchange Commission, including, but not limited to, the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008, and other company press releases, conference calls and other public presentations or statements.

Contact —

David H. Fleischman

Chief Financial Officer

TradeStation Group, Inc.

954-652-7000

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
REVENUES:
Brokerage commissions and fees	$28,227,501	$22,718,953	$58,752,339	$45,006,658
Interest income	7,061,046	12,151,328	16,337,903	24,117,055
Brokerage interest expense	846,639	1,223,225	2,071,060	2,417,011

Net interest income	6,214,407	10,928,103	14,266,843	21,700,044
Subscription fees and other	2,117,909	2,146,640	4,259,287	4,417,617

Net revenues	36,559,817	35,793,696	77,278,469	71,124,319

EXPENSES:
Employee compensation and benefits	10,826,681	8,771,032	20,045,621	17,222,049
Clearing and execution	8,509,871	7,534,991	18,035,676	14,657,905
Data centers and communications	2,368,979	1,479,811	4,760,299	3,153,810
Advertising	1,482,949	1,569,333	2,788,267	2,654,902
Professional services	158,584	204,170	1,787,906	1,362,997
Occupancy and equipment	754,917	689,070	1,507,590	1,385,697
Depreciation and amortization	1,082,005	1,007,647	2,031,620	2,006,576
Other	1,351,645	1,570,254	2,801,328	2,514,767

Total expenses	26,535,631	22,826,308	53,758,307	44,958,703

Income before income taxes	10,024,186	12,967,388	23,520,162	26,165,616
INCOME TAX PROVISION	3,937,208	4,834,533	9,177,535	9,837,404

Net income	$6,086,978	$8,132,855	$14,342,627	$16,328,212

EARNINGS PER SHARE:
Basic	$0.14	$0.18	$0.33	$0.37

Diluted	$0.14	$0.18	$0.32	$0.36

WEIGHTED AVERAGE SHARES
OUTSTANDING:
Basic	43,389,483	44,382,844	43,548,591	44,486,460

Diluted	44,143,095	45,424,242	44,302,714	45,566,403

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2008	2007
	(Unaudited)
ASSETS:

Cash and cash equivalents, including restricted cash of $1,194,641 at June 30, 2008 and December 31, 2007*	$126,655,706	$103,698,700
Cash segregated in compliance with federal regulations	517,293,517	475,968,659
Marketable securities	8,860,000	8,860,000
Receivables from brokers, dealers, clearing organizations and clearing agents	22,444,379	23,426,192
Receivables from brokerage customers	97,829,271	93,932,498
Property and equipment, net	6,648,291	7,009,526
Deferred income taxes, net	2,127,032	2,539,807
Deposits with clearing organizations	24,979,936	23,964,136
Other assets	5,831,872	5,287,654

Total assets	$812,670,004	$744,687,172

LIABILITIES AND SHAREHOLDERS’ EQUITY:

LIABILITIES:
Payables to brokers, dealers and clearing organizations	$71,504	$811,084
Payables to brokerage customers	648,282,847	589,654,425
Accounts payable	3,308,540	2,412,353
Accrued expenses	6,732,379	7,851,329

Total liabilities	658,395,270	600,729,191
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY	154,274,734	143,957,981

Total liabilities and shareholders’ equity	$812,670,004	$744,687,172

* June 30, 2008 Cash and cash equivalents includes $14.5 million that was transferred on July 2, 2008 to Cash segregated in compliance with federal regulations. December 31, 2007 Cash and cash equivalents includes $7.0 million that was transferred on January 2, 2008 to Cash segregated in compliance with federal regulations.